Exhibit 3(i).15

ARTICLES OF ORGANIZATION

OF AN

OKLAHOMA LIMITED LIABILITY COMPANY

TO:	OKLAHOMA SECRETARY OF STATE

2300 N Lincoln Blvd., Room 101, State Capitol Building

Oklahoma City, Oklahoma 73105-4897

(405) 522-4560

The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S., Section 2004, does hereby execute the following articles:

1. The name of the limited liability company (Note: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word Company may be abbreviated as Co.):

El Dorado Acid II, L.L.C.

2. The street address of its principal place of business, wherever located:

    16 South Pennsylvania             Oklahoma City, Oklahoma 73107

        Street address                                              City                         State                         Zip Code

3. The name and street address of the resident agent in the state of Oklahoma:

    David Shear     16 South Pennsylvania         Oklahoma City, Oklahoma 73107

        Name                          Street Address                 City                           State                             Zip Code

                                            (P.O. Boxes are not acceptable.)

4. The term of existence:     perpetual

Articles of organization must be signed by at least one person who need not be a member of the limited liability company.

                                                                                                                           Dated:             05/01/01

Signature:	/s/ David R. Goss

Type or Print Name:	David R. Goss

Address:	16 S. Pennsylvania Ave, Oklahoma City, OK 73107